                                                                     EXHIBIT 4.3

                               SECURITY AGREEMENT

                             Dated February 10, 2003

                                      From

                         The Grantors referred to herein

                                   as Grantors

                                       to

                               Citicorp USA, Inc.

                               as Collateral Agent

                                TABLE OF CONTENTS

SECTION                                                                     PAGE

Section 1.    Grant of Security............................................    2

Section 2.    Security for Obligations.....................................    7

Section 3.    Grantors Remain Liable.......................................    8

Section 4.    Delivery and Control of Security Collateral..................    8

Section 5.    Maintaining the Account Collateral...........................    8

Section 6.    Investing of Amounts in the Collateral Account...............    9

Section 7.    Maintaining Electronic Chattel Paper and Transferable
              Records......................................................   10

Section 8.    Representations and Warranties...............................   10

Section 9.    Further Assurances...........................................   12

Section 10.   As to Equipment and Inventory................................   12

Section 11.   Insurance....................................................   13

Section 12.   Post-Closing Changes; Bailees; Collections on Receivables
              and Related Contracts........................................   14

Section 13.   Voting Rights; Dividends; Etc................................   15

Section 14.   Transfers and Other Liens; Additional Shares.................   16

Section 15.   Collateral Agent Appointed Attorney-in-Fact..................   16

Section 16.   Collateral Agent May Perform.................................   17

Section 17.   The Collateral Agent's Duties................................   17

Section 18.   Remedies.....................................................   18

Section 19.   Indemnity and Expenses.......................................   19

Section 20.   Amendments; Waivers; Additional Grantors; Etc................   20

Section 21.   Notices, Etc.................................................   20

Section 22.   Continuing Security Interest; Assignments Under the Credit
              Agreement....................................................   21

Section 23.   Release; Termination.........................................   21

Section 24.   Security Interest Absolute...................................   22


Section 25.   Execution in Counterparts....................................   23

Section 26.   The Mortgages................................................   23

Section 27.   Governing Law................................................   23

Schedules I   -  Location, Chief Executive Office, Type Of Organization, Trade
                 Names, Jurisdiction Of Organization And Organizational
                 Identification Number
Schedule II   -  Pledged Equity and Pledged Debt
Schedule III  -  Locations of Equipment and Inventory
Schedule IV   -  Changes in Name, Location, Etc.
Schedule V    -  Account Collateral
Schedule VI   -  Commercial Tort Claims

Exhibit A     -  Form of Security Agreement Supplement
Exhibit B     -  Form of Account Control Agreement (Deposit Account/Securities
                 Account)

                               SECURITY AGREEMENT

     SECURITY AGREEMENT dated February 10, 2003 made by McDermott International, Inc., a Panamanian corporation ("MII"), J. Ray McDermott, S.A., a Panamanian corporation ("JRMSA"), J. Ray McDermott Holdings, Inc., a Delaware corporation ("JRMHI"), J. Ray McDermott, Inc., a Delaware corporation ("JRMI", and together with JRMSA and JRMHI, the "BORROWERS" and each, a "BORROWER"), the other Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 20(b)) (MII, the Borrowers, the Persons so listed and the Additional Grantors being, collectively, the "GRANTORS"), to Citicorp USA, Inc., as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement (as hereinafter defined), the "COLLATERAL AGENT") for the Secured Parties (as defined in the Credit Agreement).

     PRELIMINARY STATEMENTS.

     (1) MII, the Borrowers and BWX Technologies, Inc., a Delaware corporation, have entered into a Credit Agreement dated as of February 10, 2003 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the Lender Parties and the Agents (each as defined therein). Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement.

     (2) Pursuant to the Credit Agreement, the Grantors are entering into this Agreement in order to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined).

     (3) Each Grantor is the owner of the shares of stock or other Equity Interests (the "INITIAL PLEDGED EQUITY") set forth opposite such Grantor's name on and as otherwise described in Part I of Schedule II hereto and issued by the Persons named therein and of the indebtedness (the "INITIAL PLEDGED DEBT") set forth opposite such Grantor's name on and as otherwise described in Part II of
Schedule II hereto and issued by the obligors named therein.

     (4) MII has opened a collateral deposit account (the "COLLATERAL ACCOUNT"), with Citibank, N. A. at its office at 399 Park Ave., New York, NY 10043.

     (5) The Grantors have opened deposit accounts and securities accounts (the "BANK ACCOUNTS") with banks, in the names of such Grantors and subject to the terms of this Agreement, as described in Schedule V hereto.

     (6) It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

     (7) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

     (8) Unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) and/or in the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations. "UCC" means the Uniform Commercial Code as in effect, from time to time, in the State of New York; PROVIDED that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. The term "FEDERAL BOOK ENTRY REGULATIONS" means (a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)") governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D ("ADDITIONAL PROVISIONS") of 31 C.F.R. Part 357, 31 C.F.R. Section 357.2,
Section 357.10 through Section 357.14 and Section 357.41 through Section 357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and issue Letters of Credit under the Credit Agreement, to induce the Hedge Banks to enter into Secured Hedge Agreements and to induce the Secured Parties to enter into foreign exchange spot contracts from time to time and to maintain other Bilateral Obligations, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

     Section 1. Grant of Security. (x) Each Grantor (other than MII) hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "J. RAY COLLATERAL"):

          (a) all equipment (major items of movable equipment being "CONTRACTOR'S EQUIPMENT") in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels ("VESSELS"), aircraft, furniture and fixtures, and all parts thereof and all accessions thereto and all software related thereto, including, without limitation, software that is embedded in and is part of the equipment (any and all such property being the "EQUIPMENT");

          (b) all inventory in all of its forms, including, without limitation,
     (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor, and all software related thereto, including, without limitation, software that is embedded in and is part of the inventory (any and all such property being the "INVENTORY");

          (c) all accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e) or (f) below, being the "RECEIVABLES", and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the "RELATED CONTRACTS");

          (d) the following (the "J. RAY SECURITY COLLATERAL"), with respect to such Grantor:

               (i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

               (ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

               (iii) all additional shares of stock and other Equity Interests from time to time acquired by such Grantor, in any manner, and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto, PROVIDED, HOWEVER, that none of the Grantors shall be required to pledge any Equity Interest in any Person organized or formed in a jurisdiction outside of the United States of America that is owned or otherwise held thereby which, when aggregated with all of the other Equity Interests in such Person pledged by such Grantor and the other Grantors, would result in more than 66% of the Equity Interests in such Person entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Internal Revenue Code) (the "VOTING EQUITY INTERESTS") (on a fully diluted basis) being pledged to the Collateral Agent, on behalf of the Secured Parties, under this Agreement and the other Collateral Documents (although all of the Equity Interests in such Person not entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Internal Revenue Code) (the "NON-VOTING EQUITY INTERESTS") shall be pledged by each of the Grantors that owns or otherwise holds any such Non-Voting Equity Interest therein); PROVIDED that, if, as a result of any change in the tax laws of the United States of America after the date of this Agreement, the pledge by such Grantor of any additional Equity Interests in any such Person to the Collateral Agent, on behalf of the Secured Parties, under this Agreement or any of the other Collateral Documents would not result in an increase in the aggregate net consolidated tax liabilities of MII and its Subsidiaries, then, promptly after the change in such laws, all such additional Equity Interests shall be so pledged under this Agreement or such other Collateral Document, as applicable;

               (iv) all additional indebtedness from time to time owed to such Grantor and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

               (v) all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all subscription warrants, rights or options issued thereon or with respect thereto;

          (e) the following (collectively, the "J. RAY ACCOUNT COLLATERAL"):

               (i) the Bank Accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing the Bank Accounts;

               (ii) all promissory notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing J. Ray Account Collateral; and

               (iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing J. Ray Account Collateral;

          (f) all commercial tort claims described in Schedule VI hereto (collectively, the "COMMERCIAL TORT CLAIMS COLLATERAL");

          (g) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the J. Ray Collateral; and

          (h) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the J. Ray Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (g) of this Section 1(x) and this clause (h)) and, to the extent not otherwise included, all (A) payments received under insurance (whether or not the Collateral Agent is the loss payee thereof), or under any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing J. Ray Collateral, (B) tort claims, including, without limitation, all commercial tort claims and (C) cash.

PROVIDED, HOWEVER, that J. Ray Collateral shall not include any Permitted Unblocked Account (a) used for payroll, employee benefits or disbursements or
(b) maintained outside of the United States, in each case maintained in the ordinary course of business consistent with past practices; PROVIDED FURTHER that, notwithstanding the foregoing, if the granting of a security interest in or pledge of any specific item of the J. Ray Collateral is restricted or prohibited (a "RESTRICTION") by, or would cause a breach or default under or termination, avoidance or forfeiture, or right of termination, avoidance or forfeiture (a "REMEDY"), of, any contract, license, law or regulation, then the security interest or pledge created hereby is ineffective with respect to such specific item of J. Ray Collateral, except that the granting of such security interest in or pledge of such specific item of the J. Ray Collateral nonetheless remains effective to the extent (i) the granting of such security interest or pledge is allowed by such contract, license, law or regulation or (ii) such Restriction or Remedy is rendered ineffective under the UCC.

     (y) MII hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in MII's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by MII, wherever located, and whether now or hereafter existing or arising (collectively, the "MII COLLATERAL", and together with the J. Ray Collateral, the "COLLATERAL"):

          (a) the following (the "MII SECURITY COLLATERAL", and together with the J. Ray Security Collateral, the "SECURITY COLLATERAL"):

               (i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

               (ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

               (iii) all additional shares of stock and other Equity Interests of or in any issuer of the Initial Pledged Equity or any successor entity from time to time acquired by MII in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity and the shares and other Equity Interests described in Section 1(x)(d)(iii), being the "PLEDGED EQUITY"), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto; PROVIDED, HOWEVER, that MII shall not be required to pledge any Equity Interest in any Person organized or formed in a jurisdiction outside of the United States of America that is owned or otherwise held thereby which, when aggregated with all of the other Equity Interests in such Person pledged by such Grantor and the other Grantors, would result in more than 66% of the Voting Equity Interests in such Person (on a fully diluted basis) being pledged to the Collateral Agent, on behalf of the Secured Parties, under this Agreement and the other Collateral Documents (although all of the Non-Voting Equity Interests in such Person shall be pledged by MII); PROVIDED that, if, as a result of any change in the tax laws of the United States of America after the date of this Agreement, the pledge by MII of any additional Equity Interests in any such Person to the Collateral Agent, on behalf of the Secured Parties, under this Agreement or any of the other Collateral Documents would not result in an increase in the aggregate net consolidated tax liabilities of MII and its Subsidiaries, then, promptly after the change in such laws, all such additional Equity Interests shall be so pledged under this Agreement or such other Collateral Document, as applicable;

               (iv) all additional indebtedness from time to time owed to MII by any obligor of the Initial Pledged Debt or any successor entity (such indebtedness, together with the Initial Pledged Debt and the indebtedness described in Section 1(x)(d)(iv), being the "PLEDGED DEBT") and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

          (b) the following (collectively, the "MII ACCOUNT COLLATERAL", and together with the J. Ray Account Collateral, the "ACCOUNT COLLATERAL"):

               (i) the Collateral Account, the Bank Accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Account or the Bank Accounts;

               (ii) all promissory notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by or under the control of the Collateral Agent for or on behalf of MII, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing MII Account Collateral;

               (iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing MII Account Collateral; and

          (c) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the MII Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) and (b) of this
     Section 1(y) and this clause (c));

PROVIDED, HOWEVER, that MII Collateral shall not include any Permitted Unblocked Account of MII; PROVIDED FURTHER that, notwithstanding the foregoing, if the granting of a security interest in or pledge of any specific item of the MII Collateral is subject to a Restriction under, or would give rise to a Remedy under, any contract, license, law or regulation, then the security interest or pledge created hereby is ineffective with respect to such specific item of MII Collateral, except that the granting of such security interest in or pledge of such specific item of the MII Collateral nonetheless remains effective to the extent (i) the granting of such security interest or pledge is allowed by such contract, license, law or regulation or (ii) such Restriction or Remedy is rendered ineffective under the UCC.

     Section 2. Security for Obligations. This Agreement hereby secures, in the case of each Grantor, the payment of all Bilateral Obligations and all Obligations of such Grantor now or hereafter existing under the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, expenses or otherwise (all such Obligations, being the "SECURED OBLIGATIONS"), and such Grantor agrees to pay any and all expenses (including, without limitation, reasonable counsel fees and expenses) incurred by the Agents or the Lender Parties in enforcing any rights under this Agreement or any other Loan Documents. Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

     Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor's Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     Section 4. Delivery and Control of Security Collateral. (a) All certificates or instruments representing or evidencing Security Collateral (other than the certificates or instruments representing or evidencing Security Collateral identified in Schedule II as being located outside of the United States) shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent.

     (b) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will use commercially reasonable efforts to cause the issuer thereof to agree in an authenticated record with such Grantor and the Collateral Agent that, upon notice from the Collateral Agent that an Event of Default has occurred and is continuing, such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Agent. With respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an uncertificated security, upon the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

     (c) Upon the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, such Grantor will notify each such issuer of Pledged Debt that such Pledged Debt is subject to the security interest granted hereunder.

     Section 5. Maintaining the Account Collateral. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit that has not been cash collateralized (as provided in the Credit Agreement) shall be outstanding, any Secured Hedge Agreement shall be in effect or any Lender Party shall have any Commitment or any Bilateral Obligation contract with Secured Party shall be in effect:

          (a) Each Grantor will maintain all Account Collateral (other than Account Collateral maintained in the Permitted Unblocked Accounts in the ordinary course of business consistent with past practices) only with the Collateral Agent or with banks (the "PLEDGED ACCOUNT BANKS") that have agreed within the time period specified in Section 5.01(r) of the Credit Agreement, in a record authenticated by the Grantor, the Collateral

     Agent and the applicable Pledged Account Bank, to upon notice from the Collateral Agent that an Event of Default has occurred and is continuing, comply with instructions originated by the Collateral Agent directing the disposition of funds in the Account Collateral without the further consent of the Grantor, which authenticated record shall be substantially in the form of Exhibit B hereto, or shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent (each such agreement, an "ACCOUNT CONTROL AGREEMENT").

          (b) Except for the Permitted Unblocked Accounts, each Grantor agrees that it will not add any bank in the United States that maintains a deposit account for such Grantor or open any new deposit account in the United States with any then existing Pledged Account Bank unless (i) the Collateral Agent shall have received at least 10 days' prior written notice of such additional bank or such new deposit account and (ii) the Collateral Agent shall have received, in the case of a bank or Pledged Account Bank that is not the Collateral Agent, an Account Control Agreement authenticated by such new bank and such Grantor, or a supplement to an existing Account Control Agreement with such then existing Pledged Account Bank, covering such new deposit account (and, upon the receipt by the Collateral Agent of such Account Control Agreement or supplement, Schedule V hereto shall be automatically amended to include such other deposit account). Each Grantor agrees that it will not terminate any bank as a Pledged Account Bank or terminate any Account Collateral, except that the Grantor may terminate a Bank Account, and terminate a bank as a Pledged Account Bank with respect to such Bank Account, if it gives the Collateral Agent at least 10 days' prior written notice of such termination (and, upon such termination, Schedule V hereto shall be automatically amended to delete such Pledged Account Bank and Bank Account).

          (c) Upon any termination by a Grantor of any Bank Account by such Grantor, or any Pledged Account Bank with respect thereto, such Grantor will immediately transfer all funds and property held in such terminated Bank Account to another Bank Account listed in Schedule V or a new Bank Account that is permitted by clause (b) of this Section 5, so that the Collateral Agent shall have a continuously perfected security interest in such Account Collateral, funds and property.

          (d) If an Event of Default has occurred and is continuing, the Collateral Agent may, at any time and without notice to, or consent from, the Grantor, transfer, or direct the transfer of, funds from the Account Collateral to satisfy the Grantor's obligations under the Loan Documents. As soon as reasonably practicable after any such transfer, the Collateral Agent agrees to give written notice thereof to the applicable Grantor.

     Section 6. Investing of Amounts in the Collateral Account. MII may, subject to the provisions of Sections 5 and 18, from time to time (a) invest, or direct the applicable Pledged Account Bank to invest, amounts received with respect to the Collateral Account in such Cash Equivalents credited to (A) the Collateral Account as the Borrower may select or (B) in the case of Cash Equivalents consisting of Security Collateral, a securities account in which the Collateral Agent is the securities intermediary or a securities account subject to a securities account control agreement, and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents credited in the same manner.

     Section 7. Maintaining Electronic Chattel Paper and Transferable Records .
(a)So long as any Advance or any other Obligation of any Borrower under any Loan Document shall remain unpaid, any Letter of Credit that has not been cash collateralized (as provided in the Credit Agreement) shall be outstanding, any Secured Hedge Agreement or any Bilateral Obligation owing to a Secured Party shall be in effect or any Lender Party shall have any Commitment, each Grantor will maintain all (i) electronic chattel paper so that the Collateral Agent has control of the electronic chattel paper in the manner specified in Section 9-105 of the UCC and (ii) all transferable records so that the Collateral Agent has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record ("UETA"); and

          (b) Each Grantor will promptly, but in any event within 10 Business Days after a Responsible Officer of MII becoming aware thereof, give notice to the Collateral Agent of any material commercial tort claim that may arise in the future and will promptly execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such commercial tort claim to the first priority security interest created under this Agreement.

     Section 8. Representations and Warranties. Each Grantor represents and warrants as of the date of this Agreement, as follows:

          (a) Such Grantor's exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto. Schedule I hereto lists all trade names of such Grantor (other than such Grantor's exact legal name) that Grantor believes to be of material value or benefit to its business. Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office, in the state or jurisdiction set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all material respects. Such Grantor has not, at any time in the three years immediately preceding the date of this Agreement, changed its name, location (within the meaning of the Section 9-307 of the UCC), chief executive office, type of organization or jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule IV hereto.

          (b) Substantially all of the Equipment (other than motor vehicles, aircraft and Vessels) and Inventory of such Grantor that is material to such Grantor's business and located within the United States is located at the places specified therefor in Schedule III hereto. All Security Collateral (other than the certificates or instruments representing or evidencing Security Collateral identified in Schedule II as being located outside of the United States) consisting of certificated securities and instruments have been delivered to the Collateral Agent.

          (c) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, except for the security interest created under this Agreement and Liens permitted under the Credit Agreement.

          (d) The Initial Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and, in the case of Pledged Equity issued by an entity organized under the laws of a jurisdiction located within the United States, is fully paid and non-assessable. With respect to the Pledged Equity that is an uncertificated security, such Grantor has caused or will use commercially reasonable efforts to cause the issuer thereof to agree in an authenticated record with such Grantor and the Collateral Agent that, upon the occurrence and during the continuance of an Event of Default, such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor. If such Grantor is an issuer of Pledged Equity, such Grantor confirms that it has received notice of such security interest. The Initial Pledged Debt (other than the instruments representing or evidencing Initial Pledged Debt identified in Schedule II as being located outside of the United States pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is evidenced by one or more promissory notes (which notes have been delivered to the Collateral Agent) and is not in default.

          (e) The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto.

          (f) In the case of the Grantors other than MII, substantially all of the investment property owned by such Grantor is listed on Schedule II hereto or is held in the accounts listed in Schedule V hereto. In case of MII, substantially all of the investment property owned by such Grantor is listed in Schedule II hereto or is held in the accounts listed in Schedule V hereto, except Equity Interests of any Subsidiary other than McDermott Incorporated and J. Ray McDermott, S.A.

          (g) Such Grantor has no deposit accounts, other than the Permitted Unblocked Accounts and the Account Collateral listed on Schedule V hereto, as such Schedule V may be amended from time to time pursuant to Section 5(b).

          (h) Except as contemplated by this Agreement and the other Loan Documents, and except for filings required to be made by MII with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor.

          (i) The Inventory that has been produced or distributed by such Grantor has been produced in material compliance with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.

          (j) To the best of such Grantor's knowledge, such Grantor has no commercial tort claims (as defined in Section 9-102(13) of the UCC) other than those listed in Schedule VI hereto.

     Section 9. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) upon the reasonable request of the Collateral Agent, mark conspicuously each chattel paper included in Receivables with a legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such chattel paper is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (iii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder;
(iv) deliver and pledge to the Collateral Agent for benefit of the Secured Parties certificates representing Pledged Equity that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (v) take all commercially reasonable action necessary to ensure that the Collateral Agent has control of Collateral (other than with respect to the Permitted Unblocked Accounts) consisting of deposit accounts, electronic chattel paper, investment property and transferable records as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and in Section 16 of UETA; and (vi) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Grantor under this Agreement has been taken.

     (b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

     (c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

     Section 10. As to Equipment and Inventory. (a) Each Grantor will cause the Equipment that is material to such Grantor to be maintained and preserved in good repair, working order and condition (ordinary wear and tear excepted) and will forthwith, or in the case of any loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable in order that the business carried on in connection therewith may be conducted, except to the extent maintenance thereof is not required by Section 5.01(h) of the Credit Agreement.

     (b) Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, the Equipment and Inventory of such Grantor, except to the extent payment thereof is not required by Section 5.01(b) of the Credit Agreement. In producing its Inventory, each Grantor will comply with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.

     Section 11. Insurance. (a) Each Grantor will, at its own expense, maintain insurance (including self-insurance) with respect to the Vessels and Contractor's Equipment of such Grantor, in such amounts and against such risks, in such form and with such insurers, as such Grantor shall deem appropriate subject to Section 5.01(d) of the Credit Agreement. Each such policy shall (i) name such Grantor and the Collateral Agent as insured or additional insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (ii) contain in respect to insurance covering physical loss and/or damage to the Vessels and/or the Contractor's Equipment the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent, (iii) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer. Each Grantor will, if so reasonably requested by the Collateral Agent, deliver to the Collateral Agent copies of policies of such insurance and, as often as the Collateral Agent may reasonably request, a certificate of a reputable insurance broker with respect to such insurance.

     (b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 11 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Vessels and/or Contractor's Equipment when subsection (c) of this
Section 11 is not applicable, the applicable Grantor will make or cause to be made the necessary repairs to or replacements of such Vessels and/or Contractor's Equipment to the extent required by the Credit Agreement, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required hereunder or by the Credit Agreement, to pay or as reimbursement for the costs of such repairs or replacements.

     (c) So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Collateral Agent in connection with any loss, damage or destruction of any Vessels and/or Contractor's Equipment will be released by the Collateral Agent to the applicable Grantor for the repair, replacement or restoration thereof. To the extent that (i) the amount of any such insurance payments exceeds the cost of any such repair, replacement or restoration, or (ii) such insurance payments are not otherwise required by the applicable Grantor to complete any such repair, replacement or restoration required hereunder, such amount shall be applied to cash collateralize the obligations of the Borrowers to the extent required by Section 2.06(b) of the Credit Agreement. Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Vessels and/or Contractor's Equipment in excess of $100,000 shall be paid to the Collateral Agent and shall, in the Collateral Agent's sole discretion, (i) be released to the applicable Grantor to be applied as set forth in the first sentence of this subsection (c) or (ii) be held as additional Collateral hereunder or applied as specified in Section 18(b).

     Section 12. Post-Closing Changes; Bailees; Collections on Receivables and Related Contracts. (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location (within the meaning of Section 9-307 of the UCC) from those set forth in Section 8(a) of this Agreement without first giving at least 30 days' prior written notice to the Collateral Agent and taking all action reasonably required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. Except as otherwise permitted by the Credit Agreement, no Grantor will become bound by a security agreement authenticated by another Person (determined as provided in Section 9-203(d) of the UCC) without giving the Collateral Agent 30 days' prior written notice thereof and taking all action required by the Collateral Agent to ensure that the perfection and first priority nature of the Collateral Agent's security interest in the Collateral will be maintained. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Related Contracts, consistent with past practices and will permit representatives of the Collateral Agent upon reasonable notice at any time during normal business hours to inspect and make abstracts from such records and other documents. If any Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

     (b) If any Collateral of any Grantor is at any time in the possession or control of a warehouseman, bailee or agent, or if the Collateral Agent so requests such Grantor will (i) notify such warehouseman, bailee or agent of the security interest created hereunder, (ii) instruct such warehouseman, bailee or agent to hold all such Collateral solely for the Collateral Agent's account subject only to the Collateral Agent's instructions (which shall permit such Collateral to be removed by such Grantor in the ordinary course of business until the Collateral Agent notifies such warehouseman, bailee or agent that an Event of Default has occurred and is continuing), (iii) use commercially reasonable efforts, to cause such warehouseman, bailee or agent to authenticate a record acknowledging that it holds possession of such Collateral for the Collateral Agent's benefit and shall act solely on the instructions of the Collateral Agent without the further consent of the Grantor or any other Person, and (iv) make such authenticated record available to the Collateral Agent.

     (c) Except as otherwise provided in this subsection (c), each Grantor will continue to use commercially reasonable efforts to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables and Related Contracts. The Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors under any Receivables and Related Contracts of the assignment of such Receivables and Related Contracts to the Collateral Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the preceding sentence and during the continuance of the Event of Default to which such notice relates, all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Receivables and Related Contracts of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be deposited in the Collateral Account and either (A) released to such Grantor on the terms set forth in Section [6] so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 18(b). No Grantor will consent to the subordination of its right to payment under any of the Receivables and Related Contracts to any other indebtedness or obligations of the obligor thereof.

     Section 13. Voting Rights; Dividends; Etc. (a) So long as no Default under
Section 6.01(f) of the Credit Agreement or Event of Default shall have occurred and be continuing:

          (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose.

          (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; PROVIDED, HOWEVER, that any and all dividends, interest and other distributions paid or payable in the form of instruments or certificated in respect of, or in exchange for, any Security Collateral, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

          (iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

     (b) Upon the occurrence and during the continuance of a Default under
Section 6.01(f) of the Credit Agreement or an Event of Default:

          (i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 13(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and

     (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 13(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon, so long as such Default or Event of Default shall continue, have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

          (ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 13(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

     Section 14. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Credit Agreement.

     (b) Each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor that is a wholly-owned Subsidiary of MII not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities of each issuer of the Pledged Equity received by such Grantor.

     Section 15. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent's discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary to accomplish the purposes of this Agreement, including, without limitation:

          (a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 11,

          (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

          (c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

          (d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the

     Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

     Section 16. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, as the Collateral Agent reasonably deems necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 19.

     Section 17. The Collateral Agent's Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

     (b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each, a "SUBAGENT") for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term "Collateral Agent," when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; PROVIDED, HOWEVER, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent, with a copy delivered to the Grantors.

     (c) Anything contained herein to the contrary notwithstanding, the Collateral Agent will not take any action pursuant to this Agreement which would constitute or result in the change of ownership of MI if such change of ownership would require under then-existing law, the prior approval of the U.S. Navy or the U. S. Department of Energy, without first obtaining such approval. The Collateral Agent hereby acknowledges the terms of the Material Contracts and other contracts to which BWX Technologies, Inc. or its Subsidiaries is a party and that such agreements are not superceded by any provision contained herein.

     Section 18. Remedies. If any Event of Default shall have occurred and be continuing:

          (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at one or more places and times to be designated by the Collateral Agent that are reasonably convenient to both parties; (ii) without notice except as specified below or as required by applicable law, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or (to the extent permitted by the applicable lease) leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal of, all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten Business Days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 19) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the following manner:

               (i) first, paid to the Agents for any amounts then owing to the Agents pursuant to Section 9.04 of the Credit Agreement or otherwise under the Loan

          Documents, ratably in accordance with such respective amounts then owing to the Agents; and

               (ii) second, ratably (A) paid to the Lender Parties and the Hedge Banks, respectively, for any amounts then owing to them, in their capacities as such, under the Loan Documents ratably in accordance with such respective amounts then owing to such Lender Parties and the Hedge Banks, PROVIDED that, for purposes of this Section 18, the amount owing to any such Hedge Bank pursuant to any Secured Hedge Agreement to which it is a party (other than any amount therefore accrued and unpaid) shall be deemed to be equal to the Agreement Value therefor and (B) deposited as Collateral in the Collateral Account up to an amount equal to 105% of the aggregate Available Amount of all outstanding Letters of Credit, PROVIDED that in the event that any such Letter of Credit is drawn, the Collateral Agent shall pay to the Issuing Bank that issued such Letter of Credit the amount held in the Collateral Account in respect of such Letter of Credit, PROVIDED FURTHER that, to the extent that any such Letter of Credit shall expire or terminate undrawn and as a result thereof the amount of the Collateral in the Collateral Account shall exceed 105% of the aggregate Available Amount of all then outstanding Letters of Credit, such excess amount of such Collateral shall be applied in accordance with the remaining order of priority set out in this Section 18(b).

     Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

          (c) Upon notice from the Collateral Agent, all payments received by any Grantor in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

          (d) Subject to Section 9.05 of the Credit Agreement, the Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, setoff and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

     Section 19. Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

     (b) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable out-of-pocket expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

     Section 20. Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

     (b) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a "SECURITY AGREEMENT SUPPLEMENT"), (i) such Person shall be referred to as an "ADDITIONAL GRANTOR" and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to "Grantor" shall thereafter also mean and be a reference to such Additional Grantor, and, where the context so permits, each reference in this Agreement and the other Loan Documents to "Collateral" shall thereafter also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I-VI attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-VI, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

     Section 21. Notices, Etc. All notices and other communications provided for hereunder shall be either (i) in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of MII and the Borrowers or the Collateral Agent, addressed to it at its address specified in the Credit Agreement and, in the case of each Grantor other than the Borrowers and MII, addressed to it at its address set forth opposite such Grantor's name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telegraph, telecopy, telex or electronic mail (if confirmed in writing) or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 21 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 21. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

     Section 22. Continuing Security Interest; Assignments Under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Termination Date and (iii) the separate cash collateralization of all outstanding Letters of Credit and all Secured Hedge Agreements, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors and permitted assigns. Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case, and to the extent, as provided in Section 9.07 of the Credit Agreement.

     Section 23. Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the Collateral Agent will, at such Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; PROVIDED, HOWEVER, that (i) at the time of such request and such release no Event of Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Collateral Agent, at least five Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent may reasonably request and (iii) the portion of proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.06 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 2.06 of the Credit Agreement.

     (b) Upon the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Termination Date and (iii) the separate cash collateralization of all outstanding Letters of Credit and all Secured Hedge Agreements, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

     Section 24. Security Interest Absolute. The obligations of each Grantor under this Agreement are independent of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether any action is brought against such Grantor or any other Loan Party or whether such Grantor or any other Loan Party is joined in any such action or actions. All rights of the Collateral Agent and the other Secured Parties and the pledge, assignment and security interest hereunder, and all obligations of each Grantor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and each Grantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

          (d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

          (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Loan Party now or hereafter known to such Secured Party (each Grantor waiving any duty on the part of the Secured Parties to disclose such information);

          (g) the failure of any other Person to execute this Agreement or any other Collateral Document, guaranty or agreement or the release or reduction of liability of any Grantor or other grantor or surety with respect to the Secured Obligations; or

          (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, such Grantor or any other Grantor or a third party grantor of a security interest.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

     Section 25. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

     Section 26. The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage or Ship Mortgage and the terms of such Mortgage or Ship Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of (i) such Mortgage shall be controlling in the case of fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and (ii) such Ship Mortgage shall be controlling, and the terms of this Agreement shall be controlling in the case of all other Collateral.

     Section 27. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        J. RAY McDERMOTT, S.A.


                                        By \s\ James R. Easter
                                           ------------------------------
                                           Title: James R. Easter
                                                   Vice President Finance &
                                                   Treasurer


                                        J. RAY McDERMOTT HOLDINGS, INC.


                                        By \s\ James R. Easter
                                           ------------------------------
                                           Title: James R. Easter
                                                  Vice President Finance &
                                                  Treasurer


                                        J. RAY McDERMOTT, INC.


                                        By \s\ James R. Easter
                                           ------------------------------
                                           Title: James R. Easter
                                                  Vice President Finance &
                                                  Treasurer


                                        McDERMOTT INTERNATIONAL, INC.


                                        By \s\ James R. Easter
                                           ------------------------------
                                           Title: James R. Easter
                                                  Vice President Finance &
                                                  Treasurer


                                        J. RAY McDERMOTT UNDERWATER
                                        SERVICES, INC.


                                        By \s\ James R. Easter
                                           ------------------------------
                                           Title: James R. Easter
                                                  Treasurer

                                        MENTOR SUBSEA TECHNOLOGY
                                        SERVICES, INC.


                                        By \s\ James R. Easter
                                           ------------------------------
                                           Title: James R. Easter
                                                  Treasurer


                                        McDERMOTT TRADE CORPORATION


                                        By \s\ James R. Easter
                                           ------------------------------
                                           Title: James R. Easter
                                                  Treasurer


                                        J. RAY McDERMOTT TECHNOLOGY, INC.


                                        By \s\ James R. Easter
                                           ------------------------------
                                           Title: James R. Easter
                                                  Treasurer


                                        OPI VESSELS, INC.


                                        By \s\ James R. Easter
                                           ------------------------------
                                           Title: James R. Easter
                                                  Treasurer


                                        J. RAY McDERMOTT ENGINEERING
                                        HOLDINGS, INC.


                                        By \s\ James R. Easter
                                           ------------------------------
                                           Title: James R. Easter
                                                  Treasurer

                                        SABINE RIVER REALTY, INC.


                                        By \s\ James R. Easter
                                           ------------------------------
                                           Title: James R. Easter
                                                  Treasurer


                                        SPARTEC, INC.


                                        By \s\ James R. Easter
                                           ------------------------------
                                           Title: James R. Easter
                                                  Treasurer


                                        J. RAY McDERMOTT WEST AFRICA
                                        HOLDINGS, INC.


                                        By \s\ James R. Easter
                                           ------------------------------
                                           Title: James R. Easter
                                                  Treasurer


                                        J. RAY McDERMOTT ENGINEERING, LLC


                                        By \s\ James R. Easter
                                           ------------------------------
                                           Title: James R. Easter
                                                  Treasurer


                                        J. RAY McDERMOTT WEST AFRICA, INC.


                                        By \s\ James R. Easter
                                           ------------------------------
                                           Title: James R. Easter
                                                  Treasurer

                                        Acknowledged and Accepted:

                                        CITICORP USA, INC.


                                        By \s\ Todd J. Mogil
                                           ------------------------------
                                           Title: Todd J. Mogil
                                                  Vice President

                                                               SCHEDULE I TO THE
                                                              SECURITY AGREEMENT

          LOCATION, CHIEF EXECUTIVE OFFICE, PLACE WHERE AGREEMENTS ARE
       MAINTAINED, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION AND
                      ORGANIZATIONAL IDENTIFICATION NUMBER

                     CHIEF       PLACE WHERE
                     EXECUTIVE   AGREEMENTS ARE   TYPE OF        JURISDICTION      ORGANIZATIONAL
GRANTOR   LOCATION   OFFICE      MAINTAINED       ORGANIZATION   OF ORGANIZATION   I.D. NO.
-------   --------   ---------   --------------   ------------   ---------------   --------------

                                                              SCHEDULE II TO THE
                                                              SECURITY AGREEMENT

                         PLEDGED EQUITY AND PLEDGED DEBT

                                     PART I

======================================================================================
                                                                           PERCENTAGE
                                                                               OF
                   CLASS OF EQUITY               CERTIFICATE     NUMBER    OUTSTANDING
GRANTOR   ISSUER       INTEREST      PAR VALUE      NO(S)      OF SHARES     SHARES
======================================================================================
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

======================================================================================

                                     PART II

======================================================================================
                                                                           OUTSTANDING
           DEBT        DESCRIPTION OF     DEBT CERTIFICATE       FINAL      PRINCIPAL
GRANTOR   ISSUER            DEBT                NO(S).          MATURITY      AMOUNT
======================================================================================
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

======================================================================================

                                                             SCHEDULE III TO THE
                                                              SECURITY AGREEMENT

                       LOCATION OF EQUIPMENT AND INVENTORY

[NAME OF GRANTOR]

     LOCATIONS OF EQUIPMENT:

     LOCATIONS OF INVENTORY:

[NAME OF GRANTOR]

     LOCATIONS OF EQUIPMENT:

     LOCATIONS OF INVENTORY:

[ETC.]

                                                              SCHEDULE IV TO THE
                                                              SECURITY AGREEMENT

                         CHANGES IN NAME, LOCATION, ETC.

CHANGES IN THE GRANTOR'S NAME (INCLUDING NEW GRANTOR WITH A NEW NAME AND NAMES ASSOCIATED WITH ALL PREDECESSORS IN INTEREST OF THE GRANTOR)

CHANGES IN THE GRANTOR'S LOCATION

CHANGES IN THE GRANTOR'S CHIEF EXECUTIVE OFFICE

CHANGES IN THE LOCATION OF EQUIPMENT AND INVENTORY

CHANGES IN THE PLACE WHERE AGREEMENTS ARE MAINTAINED

CHANGES IN THE TYPE OF ORGANIZATION

CHANGES IN THE JURISDICTION OF ORGANIZATION

CHANGES IN THE ORGANIZATIONAL IDENTIFICATION NUMBER

                                                               SCHEDULE V TO THE
                                                              SECURITY AGREEMENT

                               ACCOUNT COLLATERAL

===================================================================================
          NAME AND ADDRESS OF PLEDGED   MAILING ADDRESS OF PLEDGED
GRANTOR          ACCOUNT BANK                     ACCOUNT            ACCOUNT NUMBER
===================================================================================
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

===================================================================================

                                                              SCHEDULE VI TO THE
                                                              SECURITY AGREEMENT

                             COMMERCIAL TORT CLAIMS

                                                                EXHIBIT A TO THE
                                                              SECURITY AGREEMENT

                      FORM OF SECURITY AGREEMENT SUPPLEMENT

                                         [Date of Security Agreement Supplement]

Citicorp US, Inc.
     as the Collateral Agent for the
     Secured Parties referred to in the
     Credit Agreement referred to below
     [1200 Smith Street, Suite 200
     Houston, TX  77002]
     Attn: ___________________


Ladies and Gentlemen:

     Reference is made to (i) the Credit Agreement dated as of January ___, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined), among the Borrowers, the Lender Parties and certain other lender parties party thereto, Citicorp USA, Inc., as Collateral Agent and Administrative Agent for the Lender Parties and such other lender parties thereto, Salomon Smith Barney Inc., as lead arranger and book runner, [NAME OF INSTITUTION], as documentation agent and [NAME OF INSTITUTION], as syndication agent, and (ii) the Security Agreement dated January ___, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT") made by the Grantors from time to time party thereto in favor of the Collateral Agent for the Secured Parties.

     SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

     SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

     SECTION 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules [I through IX] to Schedules [I through IX], respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct.

     SECTION 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 9 of the Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Grantor.

     SECTION 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an "Additional Grantor" or a "Grantor" shall also mean and be a reference to the undersigned.

     SECTION 6. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                    Very truly yours,

                                                    [NAME OF ADDITIONAL GRANTOR]


                                                    By
                                                       -------------------------
                                                       Title:

                                                          Address for notices:

                                                          ----------------------

                                                          ----------------------

                                                          ----------------------

                                                                EXHIBIT B TO THE
                                                              SECURITY AGREEMENT

                        FORM OF ACCOUNT CONTROL AGREEMENT
                      (DEPOSIT ACCOUNT/SECURITIES ACCOUNT)

     ACCOUNT CONTROL AGREEMENT (this "AGREEMENT") dated as of ________, ____, among____________, a ___________ (the "GRANTOR"), Citicorp USA, Inc., a
[Delaware] corporation, as Collateral Agent (the "SECURED PARTY"), and _________, a _________ ("____________"), as securities intermediary and depository bank (the "ACCOUNT HOLDER").

PRELIMINARY STATEMENTS:

     (1) The Grantor has granted the Secured Party a security interest (the "SECURITY INTEREST") in the following accounts maintained by the Account Holder for the Grantor (each, an "ACCOUNT" and collectively, the "ACCOUNTS"):

     [Insert account numbers and other identifying information.]

     (2) Terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York ("N.Y. UNIFORM COMMERCIAL CODE") are used in this Agreement as such terms are defined in such Article 8 or 9.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

     SECTION 1. The Accounts. The Grantor and Account Holder represent and warrant to, and agrees with, the Secured Party that:

          (a) The Account Holder maintains each Account for the Grantor, and all property (including, without limitation, all funds and financial assets) held by the Account Holder for the account of the Grantor are, and will continue to be, credited to an Account in accordance with instructions given by the Grantor (unless otherwise provided herein).

          (b) To the extent that funds are credited to any Account, such Account is a deposit account; and to the extent that financial assets are credited to any Account, such Account is a securities account. The Account Holder is
     (i) the bank with which each Account that is a deposit account is maintained and (ii) the securities intermediary with respect to financial assets held in any Account that is a securities account. The Grantor is (x) the Account Holder's customer with respect to the Accounts and (y) the entitlement holder with respect to financial assets credited from time to time to any Account.

          (c) Notwithstanding any other agreement to the contrary, the Account Holder's jurisdiction with respect to each Account for purposes of the N.Y. Uniform

     Commercial Code is, and will continue to be for so long as the Security Interest shall be in effect, the State of New York.

          (d) Attached as Exhibit A hereto are statements of the respective Accounts as of the date hereof showing the property credited to each Account.

          (e) The Grantor and Account Holder do not know of any claim to or interest in any Account or any property (including, without limitation, funds and financial assets) credited to any Account, except for claims and interests of the parties referred to in this Agreement.

     SECTION 2. Control by Secured Party. The Account Holder will comply with
(i) all instructions directing disposition of the funds in any and all of the Accounts, (ii) all notifications and entitlement orders that the Account Holder receives directing it to transfer or redeem any financial asset in any and all of the Accounts, and (iii) all other directions concerning any and all of the Accounts, including, without limitation, directions to distribute to the Secured Party proceeds of any such transfer or redemption or interest or dividends on property in any and all of the Accounts (any such instruction, notification or direction referred to in clause (i), (ii) or (iii) above being an "ACCOUNT DIRECTION"), in each case of clauses (i), (ii) and (iii) above originated by the Secured Party without further consent by the Grantor or any other Person.

     SECTION 3. Grantor's Rights in Accounts.

     (a) Except as otherwise provided in this Section 3, the Account Holder will comply with Account Directions and other directions concerning each Account originated by the Grantor without further consent by the Secured Party.

     (b) Until the Account Holder receives a notice from the Secured Party that the Secured Party will exercise exclusive control over any Account (a "NOTICE OF EXCLUSIVE CONTROL" with respect to such Account), the Account Holder may distribute to the Grantor all interest and regular cash dividends on property (including, without limitation, funds and financial assets) in such Account.

     (c) If the Account Holder receives from the Secured Party a Notice of Exclusive Control with respect to any Account, the Account Holder will comply only with Account Directions originated by the Secured Party and will cease:

          (i) complying with Account Directions or other directions concerning such Account originated by the Grantor and

          (ii) distributing to the Grantor interest and dividends on property (including, without limitation, funds and financial assets) in such Account.

     SECTION 4. Priority of Secured Party's Security Interest. (a) The Account Holder (i) subordinates to the Security Interest and in favor of the Secured Party any security interest, lien, or right of recoupment or setoff that the Account Holder may have, now or in the future, against any Account or property (including, without limitation, any funds and financial assets) credited to any Account, and (ii) agrees that it will not exercise any right in respect of any such security interest or lien or any such right of recoupment or setoff until the Security Interest is terminated, except that the Account Holder (A) will retain its prior security interest and lien on property credited to any Account,
(B) may exercise any right in respect of such security interest or lien, and (C) may exercise any right of recoupment or setoff against any Account, in the case of clauses (A), (B) and (C) above, to secure or to satisfy, and only to secure or to satisfy, payment (x) for such property, (y) for its customary fees and expenses for the routine maintenance and operation of such Account, and (z) if such Account is a deposit account, for the face amount of any items that have been credited to such Account but are subsequently returned unpaid because of uncollected or insufficient funds.

     (b) The Account Holder will not enter into any other agreement with any Person relating to Account Directions or other directions with respect to any Account.

     SECTION 5. Statements, Confirmations, and Notices of Adverse Claims. When the Account Holder knows of any claim or interest in any Account or any property (including, without limitation, funds and financial assets) credited to any Account other than the claims and interests of the parties referred to in this Agreement, the Account Holder will promptly notify the Secured Party and the Grantor of such claim or interest.

     SECTION 6. The Account Holder's Responsibility. (a) Except for permitting a withdrawal, delivery, or payment in violation of Section 3, the Account Holder will not be liable to the Secured Party for complying with Account Directions or other directions concerning any Account from the Grantor that are received by the Account Holder before the Account Holder receives and has a reasonable opportunity to act on a Notice of Exclusive Control.

     (b) The Account Holder will not be liable to the Grantor or the Secured Party for complying with a Notice of Exclusive Control or with an Account Direction or other direction concerning any Account originated by the Secured Party, even if the Grantor notifies the Account Holder that the Secured Party is not legally entitled to issue the Notice of Exclusive Control or Account Direction or such other direction unless the Account Holder takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

     (c) This Agreement does not create any obligation of the Account Holder except for those expressly set forth in this Agreement and, in the case of any Account that is a securities account, in Part 5 of Article 8 of the N.Y. Uniform Commercial Code and, in the case of any Account that is a deposit account, in
Article 4 of the N.Y. Uniform Commercial Code. In particular, the Account Holder need not investigate whether the Secured Party is entitled under the Secured Party's agreements with the Grantor to give an Account Direction or other direction concerning any Account or a Notice of Exclusive Control. The Account Holder may rely on notices and communications it believes given by the appropriate party.

     SECTION 7. Indemnity. The Grantor will indemnify the Account Holder, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney's fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Account Holder's gross negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment.

     SECTION 8. Termination; Survival. (a) The Secured Party may terminate this Agreement by notice to the Account Holder and the Grantor. If the Secured Party notifies the Account Holder that the Security Interest has terminated, this Agreement will immediately terminate.

     (b) The Account Holder may terminate this Agreement on 60 days' prior notice to the Secured Party and the Grantor, provided that before such termination the Account Holder and the Grantor shall make arrangements to transfer the property (including, without limitation, all funds and financial assets) credited to each Account to another Account Holder that shall have executed, together with the Grantor, a control agreement in favor of the Secured Party in respect of such property in substantially the form of this Agreement or otherwise in form and substance reasonably satisfactory to the Secured Party.

     (c) Sections 6 and 7 will survive termination of this Agreement.

     SECTION 9. Governing Law. This Agreement and each Account will be governed by the law of the State of New York. The Account Holder and the Grantor may not change the law governing any Account without the Secured Party's express prior written agreement.

     SECTION 10. Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

     SECTION 11. Amendments. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

     SECTION 12. Financial Assets. The Account Holder agrees with the Secured Party and the Grantor that, to the fullest extent permitted by applicable law, all property (other than funds) credited from time to time to any Account will be treated as financial assets under Article 8 of the N.Y. Uniform Commercial Code.

     SECTION 13. Notices. A notice or other communication to a party under this Agreement will be in writing (except that Account Directions may be given orally), will be sent to the party's address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

     SECTION 14. Binding Effect. This Agreement shall become effective when it shall have been executed by the Grantor, the Secured Party and the Account Holder, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Secured Party and the Account Holder and their respective successors and assigns.

     SECTION 15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                    [NAME OF GRANTOR]


                                                    By
                                                       -------------------------
                                                       Name:
                                                       Title:

                                                    Address:

                                                    ----------------------------

                                                    ----------------------------


                                                    CITICORP USA, INC., as
                                                    Collateral Agent


                                                    By
                                                       -------------------------
                                                       Name:
                                                       Title:

                                                    Address:

                                                    ----------------------------

                                                    ----------------------------


                                                    [NAME OF ACCOUNT HOLDER]


                                                    By
                                                       -------------------------
                                                       Name:
                                                       Title:

                                                    Address:

                                                    ----------------------------

                                                    ----------------------------

                                    EXHIBIT A

[Statements of the various Accounts showing the property credited to each Account